Exhibit 5.1

2100 L Street, NW Suite 900 Washington DC 20037 TELEPHONE: 202.887.1500 FACSIMILE: 202.887.0763 www.mofo.com	morrison & foerster llp

amsterdam, austin, berlin, boston,
brussels, denver, hong kong,
london, los angeles, miami, new
york, palo alto, san diego, san
francisco, seattle, shanghai,
singapore, tokyo, washington, d.c.

March 19, 2026

Board of Directors
AH Realty Trust, Inc.
222 Central Park Avenue, Suite 1000

Virginia Beach, Virginia 23462

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to AH Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing of its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering from time to time, together or separately, of up to $300,000,000 in aggregate amount of: (i) common stock, $0.01 par value per share (the “Common Stock”); (ii) preferred stock, $0.01 par value per share, in one or more series, (the “Preferred Stock”); (iii) depositary receipts representing a fractional interest in a share of Preferred Stock (the “Depositary Shares”); (iv) warrants to purchase any of the securities described above (the “Warrants”); and (v) rights to purchase Common Stock or Preferred Stock (the “Rights” and, together with the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants, the “Securities”), all of which may be offered and sold by the Company from time to time on a delayed or continuous basis in accordance with Rule 415 promulgated under the Securities Act, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus.

As counsel for the Company, we have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, documents, certificates and records as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, instruments, documents, certificates and records that we have reviewed; and (iv) the legal capacity of all natural persons. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

2100 L Street, NW Suite 900 Washington DC 20037 TELEPHONE: 202.887.1500 FACSIMILE: 202.887.0763 www.mofo.com	morrison & foerster llp

amsterdam, austin, berlin, boston,
brussels, denver, hong kong,
london, los angeles, miami, new
york, palo alto, san diego, san
francisco, seattle, shanghai,
singapore, tokyo, washington, d.c.

For purposes of this opinion letter, we have assumed that: (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time under the Registration Statement will have been duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of the Board of Directors (“Board Action”) in accordance with the Company’s Articles of Amendment and Restatement (the “Charter”) and bylaws and applicable provisions of Maryland corporate law in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the valid or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement will have been issued and remain in effect; (iii) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) prior to the issuance of any Securities, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as depositary, each deposit agreement to be between the Company and the financial institution identified therein as depositary; (vii) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution identified therein as warrant agent; (viii) any Rights associated with the Common Stock or Preferred Stock will be issued under one or more rights agreements, each to be between the Company and a financial institution identified therein as rights agent; (ix) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (x) the Company will remain a Maryland corporation; (xi) the Securities will not be issued in violation of the ownership limit contained in the Charter or any comparable provision in the Articles Supplementary to the Charter setting forth the terms of any class or series of Preferred Stock; (xii) upon the issuance of any Securities that are shares of Common Stock, including Common Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock (“Common Securities”), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter; (xiii) upon the issuance of any Securities that are shares of Preferred Stock, including Preferred Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock (“Preferred Securities”), the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter; (xiv) with respect to any Preferred Securities, Articles Supplementary setting forth the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company will be filed with and accepted for record by the Maryland State Department of Assessments & Taxation prior to their issuance (the “Preferred Filings”); (xv) the terms of the Securities will conform in all material respects to the respective descriptions thereof in the prospectus forming a part of the Registration Statement; (xvi) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned; (xvii) the laws of the State of New York will be the governing law with respect to any deposit agreement, warrant agreement or rights agreement; and (xviii) any Securities convertible into or exercisable, exchangeable or redeemable for any other Securities will be duly converted, exercised, exchanged or redeemed in accordance with their terms.

Board of Directors
AH Realty Trust, Inc.
March 19, 2026
Page Three

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the deposit agreement for any Depositary Shares, under the warrant agreement for any Warrants, and under the rights agreement for any Rights associated with the Common Stock or the Preferred Stock, namely, the depositary, the warrant agent or the rights agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by such deposit agreement, warrant agreement or rights agreement, as applicable; that such deposit agreement, warrant agreement or rights agreement, as applicable, will have been duly authorized, executed and delivered by the other party and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under such deposit agreement, warrant agreement or rights agreement, as applicable, with all applicable laws and regulations; and that such other party will have the requisite organizational and legal power and authority to perform its obligations under such deposit agreement, warrant agreement or rights agreement, as applicable.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.            Upon completion of the Board Action, the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Board Action, will be validly issued, fully paid and nonassessable.

Board of Directors
AH Realty Trust, Inc.
March 19, 2026
Page Four

2.            Upon the completion of the Board Action and the Preferred Filings relating to the Preferred Securities, the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Board Action and Preferred Filings, will be validly issued, fully paid and nonassessable.

3.            The depositary receipts evidencing the Depositary Shares, upon completion of the Board Action and the due execution and delivery of a deposit agreement relating thereto on behalf of the Company and the depositary named therein and due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Stock in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

4.            The Warrants, upon completion of the Board Action and the due execution and delivery of a warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and upon due execution and delivery of the Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

5.            Upon completion of the Board Action and the due execution and delivery of a rights agreement relating to the Rights on behalf of the Company and the rights agent named therein, the Rights will be duly authorized.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)          limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)          rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)          general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Board of Directors
AH Realty Trust, Inc.
March 19, 2026
Page Five

This opinion letter is based as to matters of law solely on (i) the Maryland General Corporation Law, as amended, and (ii) applicable provisions of the laws of the State of New York. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Maryland General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws. As used herein, the term “the laws of the State of New York” include the statutory provisions contained therein, all applicable provisions of the New York Constitution and reported judicial decisions interpreting these laws.

This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement with the Commission and to reference to us under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP